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EXHIBIT 23.8

CONSENT OF C.K. COOPER & COMPANY, INC.

         We hereby consent to the inclusion and use of our fairness opinion letter, dated January 19, 2001, to the Board of Directors of Pontotoc Production, Inc. ("Pontotoc"), in the registration statement on Form S-4 of Ascent Energy Inc. ("Ascent") relating to the proposed business combination involving Pontotoc, Ascent and Pontotoc Acquisition Corp., and the disclosures relating to such fairness opinion included therein.

    In giving such consent, we do not represent that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules or regulations of the Securities and Exchange Commission thereunder, nor do we represent that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ C.K. COOPER & COMPANY, INC.
C.K. COOPER & COMPANY, INC.

Irvine, California
June 5, 2001

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  EXHIBIT 23.8
CONSENT OF C.K. COOPER & COMPANY, INC.